Filed pursuant to Rule 424(b)(5)
Registration No. 333-225712

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to Completion, dated July 11, 2019.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 24, 2018)

Shares of Common Stock

We are offering up to                    shares of our common stock, $0.001 par value per share, at a purchase price of $            per share, to certain institutional and accredited investors pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNES.” On July 10, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $1.73 per share.

As of June 30, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $42,517,000, based on 25,227,475 shares of our common stock outstanding on June 30, 2019, of which 23,620,357 shares were held by non-affiliates, and a price of $1.80 per share, the closing price of our common stock on June 28, 2019, as calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

One or more of our directors and executive officers have indicated interests in purchasing shares of common stock to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “placement agent”) in connection with the shares of common stock offered by this prospectus supplement. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the common stock offered by this prospectus supplement. The placement agent is not purchasing or selling any of the shares of common stock we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of shares or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the common stock offered by this prospectus supplement. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Placement agent’s fees (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	In addition, we have agreed to reimburse the placement agent for certain of its expenses and to grant warrants to purchase shares of our common stock to the placement agent (the “Placement Agent Warrants”). See “Plan of Distribution” beginning on page S-11 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Placement Agent Warrants.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings with the U.S. Securities and Exchange Commission (“SEC”).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about                  , 2019, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is                    , 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “SenesTech,” “SNES,” the “Company,” “we,” “us,” “our,” or similar references refer to SenesTech., Inc., a Delaware corporation, except where the context otherwise requires or as otherwise indicated.

“ContraPest” is one of our trademarks used in this prospectus. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our 2018 10-K (as defined herein), which is incorporated by reference herein. Some of the statements in this prospectus supplement and the accompanying prospectus, and in our 2018 10-K, which is incorporated by reference herein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page S-6 of this prospectus supplement.

Overview

SenesTech was formed in July 2004 and incorporated in the state of Nevada. The Company subsequently reincorporated in the state of Delaware in November 2015. Our corporate headquarters is in Flagstaff, Arizona. We have developed and are commercializing a global, proprietary technology for managing animal pest populations, initially rat populations, through fertility control.

Although a myriad of tools are available to fight rat infestations, communities continue to face challenges in controlling today’s infestations. Infestations result in incredible infrastructure damage, as well as pose additional risks to the health and food security of communities. In addition to these challenges, the pest management industry and Pest Management Professionals (PMPs) are being increasingly asked for new solutions to help solve the problem. With growing concerns about rat resistance to rodenticides and a growing interest in non-lethal options, it is becoming increasingly important for PMPs to have new tools at their disposal. Our goal is to provide customers with not only a solution to combat their most difficult infestations, but also offer a non-lethal option to serve customers that are looking to decrease or remove the amount of poison used in their pest management programs.

Our first fertility control product, ContraPest, is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide (VCD) and triptolide. When consumed, ContraPest targets reproduction, limiting fertility in male and female rats beginning with the first breeding cycle following consumption. ContraPest is being marketed for use in controlling rat populations, specifically Norway and roof rats. On August 23, 2015, the United States Environmental Protection Agency (EPA) granted registration approval for ContraPest as a Restricted Product Due to Professional Expertise (referred to in this prospectus supplement as a “Restricted Use designation”), effective August 2, 2016. On October 18, 2018, the EPA approved the removal of the Restricted Use designation. We believe ContraPest is the first and only non-lethal, fertility control product approved by the EPA for the management of rodent populations.

In addition to the EPA registration of ContraPest in the U.S., we must obtain registration from the various state regulatory agencies prior to selling in each state. As of the date of this prospectus supplement, we have received registration for ContraPest in all 50 states and the District of Columbia, 23 of which have approved the removal of the Restricted Use designation.

We expect to continue to pursue regulatory approvals and amendments to existing registration in the United States for ContraPest, and if ContraPest begins to generate sufficient revenue, regulatory approvals for any additional jurisdictions beyond the United States. The Company also continues to develop other potential additional fertility control and animal health products for additional species.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other regulatory requirements for up to five years that are otherwise applicable generally to public companies. These provisions include, among other matters:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

●	exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new and revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we chose to “opt out” of that extended transition period and, as a result, we plan to comply with new and revised accounting standards on the relevant dates on which adoption of those standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new and revised accounting standards is irrevocable.

We will remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, unless, prior to that time, we (i) have more than $1.07 billion in annual revenues, (ii) have a market value for our common stock held by non-affiliates of more than $700 million as of the last day of our second fiscal quarter of the fiscal year when a determination is made whether we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) issue more than $1.0 billion of non-convertible debt over a three-year period.

We have elected to take advantage of some of the reduced disclosure obligations listed above in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of our elections, which may cause a less active trading market for our common stock and more volatility in our stock price.

Corporate Information

SenesTech was formed in July 2004 and incorporated in the state of Nevada. The Company subsequently reincorporated in the state of Delaware in November 2015.

Our corporate headquarters is located at 3140 N. Caden Court, Suite 1, Flagstaff, Arizona 86004. Our telephone number is (928) 779-4143 and our corporate website address is www.SenesTech.com. We include our website address in this prospectus supplement only as an inactive textual reference and do not intend it to be an active link to our website. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	SenesTech, Inc.

Securities offered by us in this offering	shares of our common stock, par value $0.001 per share

Public offering price	$ per share of common stock

Common stock outstanding immediately after this offering	shares (assuming the sale of all shares covered by this prospectus supplement).

Use of proceeds	We intend to use the net proceeds from this offering to fund working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Insider Participation	One or more of our directors and executive officers have indicated interests in purchasing shares of common stock to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol for our common stock	“SNES”

The number of shares of common stock to be outstanding immediately after this offering is based on 25,227,475 shares of our common stock outstanding as of June 30, 2019, and excludes, as of such date:

Equity Plan Options

●	2,435,177 shares issuable upon exercise of outstanding stock options under our 2018 Equity Incentive Plan at a weighted-average exercise price of $1.46 per share;

●	117,465 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2019

●	929,936 shares available for future grants under our 2018 Equity Incentive Plan;

Warrants. As of June 30, 2019, we had a total of 9,621,125 warrants to purchase our common stock, detailed as follows:

●	4,063,356 shares issuable upon exercise of warrants issued to the public in a rights offering in August 2018 (the “Rights Offering”), with an exercise price of $1.15 per share;

●	267,853 shares issuable upon exercise of warrants issued to an affiliate of Maxim Group, LLC, as dealer-manager of the Rights Offering, with an exercise price of $1.725 per share;

●	1,133,909 shares issuable upon exercise of warrants issued in a private placement in June 2018, with an exercise price of $1.82 per share;

●	2,869,841 shares issuable upon exercise of warrants issued to the public in connection with an offering of our common stock on November 2017 (the “2017 offering”), with an initial exercise price of $1.50 per share that subsequently adjusted downward to $0.95 per share pursuant to antidilution price protections contained within those warrants (and in the event our common stock is issued in this offering at a price below $0.95 per share will adjust to such price);

●	945,000 shares that could be issued upon exercise of warrants issued to the underwriter in connection with the 2017 offering, with an exercise price of $1.50 per combination of one share and a warrant for 0.75 additional shares with an exercise price of $1.50 per share;

●	187,500 shares issuable upon exercise of warrants issued to the underwriter in connection with our initial public offering, with an exercise price of $9.60 per share;

●	138,666 shares issuable upon exercise of warrants issued prior to our initial public offering, with an exercise price of $7.50 per share;

●	15,000 shares issuable upon exercise of warrants issued to the University of Arizona prior to our initial public offering, with an exercise price of $7.50 per share; and

●	shares of our common stock issuable upon the exercise of the Placement Agent Warrants, with an exercise price of $ per share.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the Placement Agent Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our 2018 10-K (as defined herein) and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks occur, our business, financial condition, operating results, cash flows and the trading price of our common stock could be materially adversely affected and you may lose all or part of your investment. Please also read carefully the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the related notes thereto and the information set forth under the section titled “Cautionary Note Regarding Forward-Looking Statements” on page S-6 this prospectus supplement.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our common stock sold in this offering you will experience immediate dilution in your investment as a result of this offering.

Because the price per share of common stock being offered in this offering may be higher than the net tangible book value per share of our common stock prior to this offering, you will experience dilution to the extent of the difference between the public offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2019, was $4,270,000, or $0.18 per share of common stock. Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-9 for a more detailed discussion of the dilution you will incur in this offering.

A substantial number of shares of our common stock will be sold in this offering, along with the concurrent private placement of the Warrants, which could cause the price of our common stock to decline.

In this offering we will sell                shares of common stock, which represent approximately        % of our outstanding common stock as of                , 2019 after giving effect to the sale of the shares of common stock. In addition, the placement agent will receive warrants to purchase up to                 shares of common stock. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Because we do not expect to pay cash dividends for the foreseeable future, you must rely on appreciation of our common stock price for any return on your investment. Even if we change that policy, we may be restricted from paying dividends on our common stock.

We do not intend to pay cash dividends on shares of our common stock for the foreseeable future. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements,” which include information relating to future events or future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements can often be identified by words such as: “expect,” “believe,” “estimate,” “plan,” “strategy,” “future,” “potential,” “continue,” “may,” “should,” “will,” and similar references to future periods. Examples include, among others, statements about:

●	Our commercialization and promotion strategy and plans, including key elements to our business strategy, how we commercialize, our sales approach, our areas and markets of focus, our pricing strategy, our strategic relationships and which geographic markets we target;

●	The potential market opportunities for commercializing our product candidates and the role we expect ContraPest to hold within the market;

●	Our seeking further regulatory approvals for our product candidates;

●	The anticipated results and effects of our products, including those indicated in studies;

●	Our expectations regarding the potential market size for our products;

●	Estimates of our cash flow, expenses, capital requirements and need for additional financing;

●	Our ability to enter into strategic arrangements and to achieve the expected results from such arrangements;

●	The initiation, timing, progress and results of field studies and other studies and trials and our research and development programs;

●	Our ability to develop and manufacture our products candidates in a commercially efficient manner;

●	The scope of protection we are able to obtain and maintain for our intellectual property rights covering our product candidates;

●	Our financial performance;

●	Developments and projections relating to our competitors and our industry;

●	Our expectation regarding our pricing strategy and our ability to sell our products at commercially reasonable values;

●	Our beliefs and expectations related to pending litigation; and

●	Our expectation regarding the commercialization of ContraPest and generation of related revenue;

●	Our expectations related to the use of proceeds from this offering;

●	Our ability to effectively use the net proceeds from this offering; and

●	And other risks and uncertainties, including those described or incorporated by reference under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are only predictions, based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Forward-looking statements are subject to known and unknown risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual events and results may differ materially. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein is based only on information available to us on such date. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. We discuss many of these risks, uncertainties and other factors in the section entitled “Risk Factors” on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement. We caution readers that our business and financial performance are subject to substantial risks and uncertainties.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $                after deducting the placement agent fees and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the Placement Agent Warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of March 31, 2019, our net tangible book value was $4,270,000, or $0.18 per share of common stock, based on 23,518,400 weighted average shares of our common stock outstanding as of such date.

Without taking into account any other changes in net tangible book value after March 31, 2019, other than the sale of the                shares of common stock offered by us under this prospectus supplement at a public offering price of $           per share and after deducting the estimated placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value [(deficit)] at March 31, 2019 would have been approximately $          , or approximately $           per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $           per share and an immediate dilution to new investors purchasing securities in this offering of $           per share.

The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share of as March 31, 2019		$0.18
Increase in as adjusted net tangible book value per share attributable to this offering	$
As adjusted net tangible book value [(deficit)] per share as of March 31, 2019, after giving effect to this offering			$
Dilution per share to new investors purchasing our common stock in this offering			$

The above discussion and table are based on 23,560,864 shares outstanding as of March 31, 2019 and excludes as of that date:

Equity Plan Options

●	1,635,889 shares issuable upon exercise of outstanding stock options under our 2018 Equity Incentive Plan at a weighted-average exercise price of $1.54 per share;

●	105,841 shares of common stock issuable upon the vesting of restricted stock units outstanding;

●	1,874,589 shares available for future grants under our 2018 Equity Incentive Plan;

Warrants. As of March 31, 2019, we had a total of 11,195,010 warrants to purchase our common stock, detailed as follows:

●	5,325,241 shares issuable upon exercise of warrants issued to the public in the Rights Offering, with an exercise price of $1.15 per share;

●	267,853 shares issuable upon exercise of warrants issued to an affiliate of Maxim Group, LLC, as dealer-manager of the Rights Offering, with an exercise price of $1.725 per share;

●	1,133,909 shares issuable upon exercise of warrants issued in a private placement in June 2018, with an exercise price of $1.82 per share;

●	3,181,841 shares issuable upon exercise of warrants issued to the public in connection with the 2017 offering, with an initial exercise price of $1.50 per share that subsequently adjusted downward to $0.95 per share pursuant to antidilution price protections contained within those warrants;

●	945,000 shares that could be issued upon exercise of warrants issued to the underwriter in connection with the 2017 offering, with an exercise price of $1.50 per combination of one share and a warrant for 0.75 additional shares with an exercise price of $1.50 per share;

●	187,500 shares issuable upon exercise of warrants issued to the underwriter in connection with our initial public offering, with an exercise price of $9.60 per share;

●	138,666 shares issuable upon exercise of warrants issued prior to our initial public offering, with an exercise price of $7.50 per share;

●	15,000 shares issuable upon exercise of warrants issued to the University of Arizona prior to our initial public offering, with an exercise price of $7.50 per share; and

●	shares of our common stock issuable upon the exercise of the Placement Agent Warrants, with an exercise price of $ per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of options or warrants to purchase shares of our common stock, including the Placement Agent Warrants. The exercise of any such securities will increase dilution to purchasers in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated as of July 9, 2019, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of common stock and pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis.

The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the shares offered hereby, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may, at its own expense, engage other agents or dealers to assist with the offering.

We will enter into securities purchase agreements directly with certain institutional investors, at the investor’s option, who purchase our shares of common stock in this offering. Institutional investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our shares of common stock in this offering.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about                     , 2019, subject to satisfaction of customary closing conditions.

We have agreed to pay the placement agent (i) a cash fee equal to 7.5% of the gross proceeds of this offering, (ii) a management fee equal to 1.0% of the gross proceeds of this offering, (iii) $40,000 for non-accountable expenses, (iv) up to $100,000 for the placement agent’s reasonable and documented out-of-pocket expenses and legal fees and other expenses, and (v) $10,000 for the clearing expenses of the placement agent in connection with this offer.

We estimate the total expenses payable by us for this offering, excluding the placement agent fees, will be approximately $          .

Placement Agent Warrants

In addition, we have agreed to issue warrants to the placement agent to purchase up to 7.5% of the aggregate number of shares of common stock sold in this offering, or            shares of common stock. The Placement Agent Warrants will have a term of five years from the effective date of this offering and an exercise price per share equal to 125% of the per share public offering price of the shares sold to the investors in this offering, or $           per share. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Insider Participation

One or more of our directors and executive officers have indicated interests in purchasing shares of common stock to be sold in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Other Relationships

We have also agreed to give the placement agent a twelve-month right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions or financing or refinancing of any indebtedness undertaken by us and certain rights for a tail fee during the twelve-month period following expiration or termination of our engagement letter with the placement agent, subject to certain limitations.

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	May not engage in any stabilization activity in connection with our securities; and

●	May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “SNES.”

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Perkins Coie LLP, Portland, Oregon. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel for the placement agent in connection with the shares of common stock offered hereby.

EXPERTS

The financial statements of the Company as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 relating to the offering of these securities, of which this prospectus supplement forms a part. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet, free of charge, through the SEC’s website at www.sec.gov and our website at www.SenesTech.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 29, 2019, as amended by our Annual Report on Form 10-K/A filed with the SEC on March 29, 2019 (as amended, the “2018 10-K”);

●	Our Current Reports on Form 8-K filed with the SEC on February 11, 2019, March 21, 2019, May 20, 2019 and June 24, 2019, as amended by Form 8-K/A filed with the SEC on June 25, 2019; and

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

Attn: Secretary

(928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus supplement.

PROSPECTUS

SenesTech, Inc.

$10,000,000 of

Common Stock, Preferred Stock, Warrants, Debt Securities, Units

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The aggregate initial offering price of all securities we sell in the primary offering under this prospectus will not exceed $10,000,000, but may be further limited in any 12-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3, pertaining to primary offerings by certain registrants, which includes our Company. As of August 13, 2018, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $20,404,452, based on 23,425,287 shares outstanding, of which 20,004,365 shares were held by non-affiliates, and a price per share of $1.02 based on the closing sale price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities under this Registration Statement pursuant to General Instruction I.B.6 of Form S-3.

The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol SNES. On August 13, 2018, the last reported sale price for our common stock on the Nasdaq Capital Market was $1.02 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled Plan of Distribution in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933 and are subject to reduced public company reporting requirements. Please read Implications of Being an Emerging Growth Company.

Investing in our securities involves a high degree of risk. Please read Risk Factors beginning on page 5 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

THE COMPANY

Overview

SenesTech, Inc. (“SenesTech,” “we,” “our,” “us” and the “Company”) has developed and is in the process of commercializing a global, proprietary technology for managing animal pest populations, primarily rat populations, through fertility control.

Pest management professionals (PMPs) continue to face challenges in controlling today’s infestations. Not only do these infestations result in incredible infrastructure damage, but rats also pose risks to the health and food security of our communities. PMPs are increasingly being asked for new solutions to help them solve the problem. With growing interest in non-lethal options, we believe it is becoming increasingly important for PMPs to have new tools at their disposal. Our goal is to provide PMPs with a proven solution to not only combat their most difficult infestations, but also offer a non-lethal option to serve customers that are looking to eliminate the lethal methodologies within their integrated pest management programs.

Our first fertility control product, ContraPest®, is a liquid bait containing the active ingredients 4-vinylcyclohexene diepoxide, or VCD, and triptolide. When consumed, ContraPest targets reproduction, reducing fertility in male and female rats beginning with the first breeding cycle following consumption. ContraPest is being marketed for use in controlling rat populations. The EPA granted registration approval for ContraPest effective August 2, 2016. We expect to continue to pursue additional regulatory approvals and amendments to existing registration in the United States for ContraPest, including additional species and additional jurisdictions.

We believe ContraPest is the first non-lethal, fertility control product approved by the EPA for the management of rodent populations. In addition to the EPA registration of ContraPest in the U.S., we must obtain registration from the various state regulatory agencies prior to selling in each state. As of July 12, 2018, we have received registration for ContraPest in all 50 states and the District of Columbia.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017, and any reports we file in the future that are incorporated by reference in this prospectus. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Integrated Pest Management: Current Challenges

Despite current pest control methodologies, ranging from sanitation and physical approaches to biological and chemical approaches, rat infestations continue to be a significant problem. While deploying these methodologies can lead to an initial decrease in rat populations, rat infestations persist due to continued reproduction. As these infestations persist, so does the damage associated with them. Rodents cause significant damage to public infrastructure by undermining foundations with burrowing, gnawing on electrical wiring and insulation, fireproofing systems and electronic and computer equipment. Rats also pose additional risks to the health and food security of our communities.

While lethal poisons have been at the forefront of pest management programs to curb these infestations and thus the associated damage, they have not provided consistent, sustained results. This is because they are at a disadvantage: rats reproduce at an extremely rapid rate. This rapid rate of reproduction can be seen in the population rebound that typically follows the initial decline in rodent populations that are exposed to lethal poisons. After the initial decline in the infestation, surviving rodents can have plentiful food and harborage creating conditions under which rats can quickly reproduce. A single pair of rats can, under ideal breeding conditions, contribute over 15,000 progenies in 12 months. This means that PMPs typically need to visit a site often to combat not only the initial infestation, but subsequent rebounds.

Additionally, studies have shown that rodents will generally not consume food that they have seen adversely affect other rodents; this is known as bait shyness. When the adverse effects of lethal products are displayed by treated rodents, other rodents in the vicinity typically avoid the areas where these poisons were located. Finally, there is the potential of rats developing a resistance to certain lethal rodenticides, further contributing to a potential failure of existing pest management approaches. This requires property owners and PMPs to continuously apply, on a rotating basis, poisons that vary in active ingredients and formulations to control these populations without favoring resistance to a particular poison.

Fertility Control: The Missing Link in Integrated Pest Management Programs

The most effective, long-term way to manage rodents is by using a combination of tools that work together to magnify the efficacy of the pest management protocol. Integrated pest management is based upon this concept. However, no matter how many traditional tools we use, some rodent infestations are still a problem and rodents continue to contribute billions of dollars a year in damage to stored food and/or infrastructure.

ContraPest is an innovative technology with an approach that targets the reproductive capabilities of both sexes in rat populations, inducing egg loss in female rats and impairing sperm development in males. Our proprietary formulation addresses key biological traits of rats, making it a more targeted solution. Targeting both males and females allows us to drive populations down more quickly and to sustain that population reduction. Using a proprietary bait delivery method, ContraPest is dispensed in a highly palatable liquid formulation that promotes sustained consumption by rat communities, helping keep populations down.

To help combat bait shyness, ContraPest was specifically formulated to be a desirable bait. Rats require 10% of their body weight in water, making ContraPest an attractive bait to add to pest management programs. The high fat content and sweet taste leads to repeat consumption even among sought after food sources. In both field and laboratory settings, ContraPest was chosen by the rats even in the presence of abundant water sources and plentiful food options including animal feed, trash, and other options.

Adding ContraPest to an integrated pest management program allows PMPs to bring the populations down and keep them at a more manageable level by preventing reproduction and therefore limiting population rebounds. Knowing the populations are lower could allow PMPs to be more focused on preventing future invasions and preventative maintenance instead of continually needing to respond to unplanned population spikes.

In addition to helping PMPs suppress infestations, we believe ContraPest can establish a new paradigm in rodent control, allowing for a decreased reliance on lethal options through the offering of a stand-alone, non-lethal option, where requested by the customer. ContraPest delivery system is designed to minimize handler exposure and is dispensed inside tamper resistant bait stations, minimizing the risks to non-target species. Consumption of ContraPest does not cause illness in rats and therefore it does not change behavior, and limits the chances of prey captures and secondary exposure.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 3140 N. Caden Court, Suite 1, Flagstaff, Arizona 86004, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. Except for the documents incorporated by reference in this prospectus, the information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

RECENT DEVELOPMENTS

On August 13, 2018, the Company completed a rights offering (the “Rights Offering”). Under the terms of the Rights Offering, the Company distributed one non-transferable subscription right for each share of Common Stock held or deemed to be held on the Record Date of July 24, 2018 by holders of the Company’s Common Stock and holders of the Company’s warrants to purchase Common Stock that had a contractual right to participate in the offering (the “Eligible Holders”). The subscription right entitled each Eligible Holder to purchase one unit at a subscription price of $1.15 per unit, with each unit consisting of one share of Common Stock and one warrant. Each warrant entitled the holder to purchase one share of Common Stock at an exercise price of $1.15 per share, pursuant to the terms of the warrant. The subscription period for the Rights Offering began on July 25, 2018 and ended on August 8, 2018. The Company received subscriptions for 5,357,052 units, which resulted in the issuance of 5,357,052 shares of Common Stock and warrants to purchase 5,357,052 shares of Common Stock. Each warrant has an exercise price of $1.15 per share.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and therefore we have elected to comply with certain reduced disclosure and regulatory requirements for this prospectus and future filings, including only presenting two years of audited financial statements and related financial information, not having our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and not holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reduced requirements until we are no longer an “emerging growth company.” Under Section 107(b) of the JOBS Act, emerging growth companies” may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

RISK FACTORS

An investment in our securities involves risks. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to such offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed herein and under the heading Risk Factors in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described in the section entitled Risk Factors in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2017, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Relating to our Common Stock

Future sales, or the possibility of future sales of a substantial number of shares of our common stock or future sales at a lower price could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of shares of our Common Stock, or the perception that such sales will occur, could cause a decline in the market price of our Common Stock. This is particularly true if we sell our stock at a discount. As of August 13, 2018, we had 3,181,841 shares of our Common Stock subject to outstanding warrants that contain anti-dilution adjustments that provide for an adjustment to the exercise price for certain dilutive issuances of securities. If we offer or issue additional securities at a deemed price lower than the current exercise price of these outstanding warrants, these warrants will adjust pursuant to the price adjustment protection contained within these warrants. As a result of the Rights Offering, the exercise price for these warrants adjusted down, effective as of the record date of the Rights Offering, to $1.47 per share from the prior exercise price of $1.50 per share. The exercise price of these warrants further adjusted downward to $0.95 per share, which was the lowest weighted average trading price of our Common Stock during the four trading days immediately following public announcement of the revised subscription price, effective as of the record date of the Rights Offering. Any future issuance of Common Stock or securities convertible or exercisable into our Common Stock could cause a further downward adjustment of the exercise price of these warrants to the deemed issuance price if the issuance price is less than the exercise price of the warrants at the time of the new issuance. See Description of Capital Stock - Outstanding Warrants — Common Stock Warrants Issued to Participants in November 2017 Offering. Also, in the future, we may issue additional shares of our Common Stock or other equity or debt securities convertible into Common Stock in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

We may not be able to comply with all applicable listing requirements or standards of the Nasdaq Capital Market and Nasdaq could delist our common stock.

Our common stock is listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards. On January 3, 2018, we received a deficiency letter from the listing qualifications staff of the Nasdaq Stock Market, notifying us that, for the prior 30 consecutive business days, the closing bid price of our common stock was not maintained at the minimum required closing bid price of at least $1.00 per share as required for continued listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rules, we had an initial compliance period of 180 calendar days, until July 2, 2018, to regain compliance with this requirement. On June 5, 2018, we received notice from the listing qualifications staff of the Nasdaq Stock Market, notifying us that the closing bid price of our common stock was greater than $1.00 per share for ten consecutive business days and that we had regained compliance with the minimum bid price requirement.

We cannot provide any assurance that our stock price will continue to satisfy the minimum bid price requirement or that we will be able to satisfy any other continued listing requirement of the Nasdaq Stock Market. In the event that our common stock is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our common stock to decline further. In addition, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

Our corporate documents and Delaware law and certain warrants contain provisions that could discourage, delay or prevent a change in control of our company.

Provisions in our certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation currently provides for a staggered board of directors, whereby directors serve for three-year terms, with approximately one-third of the directors coming up for reelection each year. Having a staggered board will make it more difficult for a third party to obtain control of our board of directors through a proxy contest, which may be a necessary step in an acquisition of us that is not favored by our board of directors. Additionally, warrants we issued in November 2017 and June 2018, and the warrants included in the units issuable in the Rights Offering provide a Black Scholes value based payment in connection with certain transactions that may discourage, delay or prevent a merger or acquisition. We may issue additional warrants with similar terms.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an interested stockholder, we may not enter into a business combination with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, interested stockholder means, generally, someone owning 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

Our share price may be volatile, which could subject us to securities class action litigation and prevent you from being able to sell your shares of common stock at or above the offering price.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	Market acceptance and commercialization of our products;
●	Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply, and regulatory approvals;
●	Our ability to remain listed on the Nasdaq Capital Market;
●	Results and timing of our submissions with the regulatory authorities;
●	Failure or discontinuation of any of our development programs;
●	Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors products;
●	Failure to achieve pricing acceptable to the market;
●	Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;
●	Competition from existing products or new products that may emerge;
●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations, or capital commitments;
●	Issuance of new or updated research or reports by securities analysts;
●	Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases or if the financing efforts result in a price adjustment to certain warrants;
●	Fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
●	Additions or departures of key management or scientific personnel;
●	Disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;
●	Entry by us into any material litigation or other proceedings;
● ●	Sales of our common stock by us, our insiders, or our other stockholders; Exercise of outstanding warrants;

●	Market conditions for stocks in general; and
●	General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations may be unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our managements attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this offering does not exceed the subscription price, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Certain offerings could impair or limit our net operating loss carryforwards.

As of December 31, 2017, we had net operating losses, or NOLs of approximately $44.1 million for U.S. federal income tax purposes. Under the Code, an ownership change with respect to a corporation could limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of beneficial owners of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. Because not all stockholders or eligible warrant holders may exercise their basic subscription right in full, the purchase of shares of our common stock could result in a shift in this beneficial ownership that could trigger an ownership change with respect to our stock.

We are an emerging growth company as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors and adversely affect the market price of our common stock or make it more difficult to raise capital as and when we need it.

We are an emerging growth company as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditors report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an emerging growth company. For example, so long as we qualify as an emerging growth company, we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

Because of the exemptions from various reporting requirements provided to us as an emerging growth company, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. Please read Implications of Being an Emerging Growth Company.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	The commercialization opportunities for our products and product candidates;
●	Our ability to sell our products at commercially reasonable prices and margins;
●	The effectiveness of our solution and our strategy;
●	Our views of the direction of pest control management and products;
●	Our ability to remain listed on the Nasdaq Capital Market;
●	The likelihood and timing of regulatory approvals for our product candidates;
●	Estimates of our expenses, capital requirements and need for additional financing and the ability to fund operations;
●	Our ability to raise additional capital, if needed;
●	The initiation, timing, progress and results of future laboratory and field studies and our research and development programs;
●	Our financial condition and operating performance;
● ●	Developments and projections relating to our competitors and our industry; and Our expectations regarding the Rights Offering.

In some cases, you can identify forward-looking statements by terms such as may, will, should, expect, plan, anticipate, could, intend, target, project, contemplate, believe, estimate, predict, potential, or continue or the negative of these terms or other similar expressions. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industrys actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading Risk Factors and elsewhere in this prospectus or any prospectus supplement. You should not rely upon forward-looking statements as predictions of future events. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	The net tangible book value per share of our equity securities before and after the offering;

●	The amount of the increase in such net tangible book value per share attributable to the cash payments made by investors in the offering; and

●	The amount of the immediate dilution from the public offering price which will be absorbed by such investors.

DESCRIPTION OF CAPITAL STOCK

General

The descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and amended and restated bylaws that are currently in effect. Copies of these documents have been filed with the SEC and are incorporated by reference herein.

Our amended and restated certificate of incorporation provides for common stock and preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 110,000,000 shares, all with a par value of $0.001 per share, of which 100,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.

As of August 13, 2018, our common stock was held by approximately 651 stockholders of record. As of August 13, 2018, we had 1,862,875 shares of our common stock available for issuance under our 2018 Plan.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefor. In the event that we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Except as otherwise required by Delaware law, all stockholder action, other than the election of directors or certain amendments of our amended and restated certificate of incorporation, is taken by the vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at a meeting in which a quorum, consisting of a majority of the outstanding shares of common stock is present in person or by proxy. The election of directors by our stockholders is determined by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote, at a meeting held for such purposes at which a quorum, consisting of a majority of the outstanding shares of common stock, is present in person or by proxy. Certain amendments to our amended and restated certificate of incorporation require the approval of holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.

Options to Purchase Common Stock

As of August 13, 2018, options to purchase 1,719,771 shares of our common stock issued pursuant to our 2015 Equity Incentive Plan and our 2018 Equity Incentive Plan at a weighted-average exercise price of $1.57 per share were outstanding. As of August 13, 2018, we had 209,579 shares of common stock issuable upon the vesting of restricted stock units outstanding.

Outstanding Warrants to Purchase Common Stock

As of August 13, 2018, we had 11,447,087 shares of common stock issuable upon exercise of outstanding common stock warrants, at a weighted-average exercise price of $1.82 per share.

Common Stock Warrants Issued in June 2018 Private Placement

On June 20, 2018, the Company issued warrants to purchase a total of 1,133,909 shares of Common Stock to an investor in a private placement. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.1 to our Form 8-K filed on June 20, 2018.

Duration and Exercise Price. The warrants have an exercise price of $1.82 per share and are exercisable after December 20, 2018. The warrants will expire in December 2023.

Adjustment. For so long as the warrants remain outstanding, the exercise price and number of shares of Common Stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Companys board of directors deems appropriate, or (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of Common Stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its Common Stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the Common Stock (the Purchase Right), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. After the Initial Exercisability Date, the warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock after exercise, except that upon at least 61 days prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holders warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our Common Stock, the holders of the warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, then, generally, the holder may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Companys failure to timely deliver securities.

Common Stock Warrants Issued to Participants in November 2017 Offering

On November 21, 2017, in its public offering of common stock, the Company issued warrants to purchase a total of 4,657,500 shares of common stock to investors. Terms used but not otherwise defined herein will have the meaning given them in the warrant, attached as Exhibit 4.2 to our Form 8-K filed on November 17, 2017.

Duration and Exercise Price. The warrants have an initial exercise price of $1.50 per share. The exercise price adjusted to $0.95 per share on the record date of the Rights Offering, which was the lowest weighted average trading price of our common stock during the four trading days immediately following public announcement of the revised subscription price of the Rights Offering. The exercise price for these warrants is subject to further adjustments as described below. The warrants are exercisable immediately and will expire in November 2022, on the fifth anniversary of the original issuance date.

Adjustment. For so long as the warrants remain outstanding and notwithstanding any prior adjustments, the exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Companys board of directors deems appropriate, (b) upon subdivision (by stock spilt, stock dividend, recapitalization, or otherwise) or combination (by reverse stock split or otherwise) of shares of common stock, (c) upon the issuance or announcement of contemplated issuance (Dilutive Issuance) of shares of common stock, options or convertible securities for consideration per share less than the price equal to the exercise price of the warrants, except for certain Excluded Securities issued in connection with an Approved Equity Plan, (d) at the option of the warrant holder upon the Companys entering into an agreement to issue securities that are issuable at a price which varies or may vary with the market price of the Companys common stock (the Variable Price), and (e) in certain cases upon granting of stock appreciation rights, phantom stock rights or other rights with equity features, except for those granted pursuant to an Approved Equity Plan. For the adjustments summarized in (c) above, the exercise price of the warrants outstanding generally will adjust upon the record date of such issuance to the New Issuance Price (as defined in the warrant, and which will be based on the net price at which new securities in the Dilutive Issuance are issued, and in some cases such as where warrants are issued with a stock offering, the lower of such price or the lowest weighted average trading price of the common stock during the four trading days immediately following public announcement of the Dilutive Issuance). For the adjustments summarized in (d) above, the holder may, at its option, elect to adjust the exercise price of the warrants to the Variable Price of securities sold by the Company pursuant to the agreement. Any adjustment made upon announcement or pursuant to a Dilutive Issuance will not be readjusted in the event that such Dilutive Issuance does not occur.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its common stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of common stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding common stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, assets or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Subject to certain limitations, in the event of a Fundamental Transaction the warrant holder may at its option require the Company or any Successor Entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the common stock (the Purchase Right), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holders warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Limitation on Variable Rate Transactions. The Company may not effect or enter into any agreement to sell securities in a Variable Rate Transaction.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders.

Failure to Timely Deliver Securities. Upon exercise of the warrant by the holder, if the Company or its transfer agent fails to deliver the securities to holder by the required share delivery date set forth in the warrant, or if the Company did not provide the required notice to holder that a registration statement covering the issuance of the warrant shares subject to the exercise notice is not available and the Company is unable to deliver the securities without any restrictive legend (each, an Exercise Failure), then, generally, the holder may rescind the exercise in whole or in part or may require the Company to pay to the holder an amount in cash to make the investor whole in connection with the Companys failure to timely deliver securities.

Common Stock Warrant Issued to Underwriter of November 2017 Offering

In November 2017, the Company issued to Roth Capital Partners, LLC, as underwriter, a warrant to purchase 540,000 shares of common stock, which shares include a warrant (in the form of warrant issued to the public) to purchase an additional 405,000 shares of common stock in connection with our November 2017 offering. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants have an exercise price of $1.50 per share, are exercisable immediately and will expire in November 2022, on the fifth anniversary of the original issuance date. The terms of the warrant are limited by FINRA Rule 5110(f)(2)(G), which provide, among others, that the warrant may not be exercised more than five years from the date that the registration statement registering the warrant was declared effective by the SEC.

Adjustment. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Companys board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of common stock.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the common stock (the Purchase Right), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder after the expiration of the Lock-Up Period, which is 180 days after the registration statement registering the warrant became effective. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holders warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Warrants that Expire on or Before the Second Anniversary of the Closing of the Initial Public Offering

Prior to our initial public offering, we issued warrants to purchase 488,119 shares of common stock having a weighted average exercise price of $10.74 per share and are exercisable. Terms used but not otherwise defined herein will have the meaning given them in the warrants.

Duration and Exercise Price. Warrants to purchase 40,000 shares of common stock expire on December 13, 2018. Warrants to purchase 210,526 shares of common stock expire on the earlier of November 15, 2018 and the closing of a liquidation, dissolution or winding up of the Company. Warrants to purchase 137,592 shares of common stock expire on the earlier of December 13, 2018 and the closing of a liquidation, dissolution or winding up of the Company. For purposes of the warrants, the following are deemed to be a liquidation, dissolution or winding up of the Company: (i) a sale, exclusive lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (ii) any reorganization, consolidation, merger, stock sale, or similar transaction in which the Company is a constituent corporation or is a party if, as a result of such transaction, the voting securities of the Company that are outstanding immediately prior to such transaction do not represent, or are not converted into, securities of the resulting or surviving corporation that together represent a majority of the voting power of the surviving or resulting corporation in such a transaction (a Change of Control Transaction).

Adjustment. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of common stock.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its common stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company makes any changes to its certificate of incorporation, (iii) the Company undertakes any capital reorganization of the Company, reclassification of the Company stock, any Change of Control Transaction, or a transfer of all or substantially all of the assets of the Company, (iv) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant. The warrant will be deemed to be exercised automatically in full pursuant to net issue exercise immediately prior to the time it would otherwise expire or terminate pursuant to its terms.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Warrants that Expire on or Before the Third Anniversary of the Closing of the Initial Public Offering

Prior to our initial public offering, we issued warrants to purchase 138,666 shares of common stock having a weighted-average exercise price of $7.50 per share and are exercisable. Terms used but not otherwise defined herein will have the meaning given them in the warrants.

Duration and Exercise Price. The warrants expire on the earlier of November 15, 2019 and the closing of a liquidation, dissolution or winding up of the Company. For purposes of the warrants, the following are deemed to be a liquidation, dissolution or winding up of the Company: (i) a sale, exclusive lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (ii) any reorganization, consolidation, merger, stock sale, or similar transaction in which the Company is a constituent corporation or is a party if, as a result of such transaction, the voting securities of the Company that are outstanding immediately prior to such transaction do not represent, or are not converted into, securities of the resulting or surviving corporation that together represent a majority of the voting power of the surviving or resulting corporation in such a transaction (a Change of Control Transaction).

Adjustment. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of common stock.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its common stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company makes any changes to its certificate of incorporation, (iii) the Company undertakes any capital reorganization of the Company, reclassification of the Company stock, any Change of Control Transaction, or a transfer of all or substantially all of the assets of the Company, (iv) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant. The warrant will be deemed to be exercised automatically in full pursuant to net issue exercise immediately prior to the time it would otherwise expire or terminate pursuant to its terms.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

Other Warrants

Prior to our initial public offering and in connection with entering into a license agreement, we issued warrants to purchase 15,000 shares of common stock to the University of Arizona. Terms used but not otherwise defined herein will have the meaning given them in the warrant.

Duration and Exercise Price. The warrants expire in June 2020 and have an exercise price of $7.50 per share.

Adjustment. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment upon a stock dividend, stock split, reorganization, subdivision, combination, reclassification or reorganization of shares of common stock.

Terminating Change. In the event of a Terminating Change, defined to include any consolidation, merger, sale of all or substantially all of the assets of the Company, or capital reorganization or certain reclassifications of the Companys stock, the Company will pay to the holder the fair market value of the warrant shares immediately prior to the Terminating Change.

Notice. The warrant holder is entitled to notice of certain transactions, including when: (i) the Company takes a record of holders of its common stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or other securities, (ii) the Company offers to sell certain Company securities, (iii) the Companys common stock is reorganized or reclassified, (iv) any consolidation or merger of the Company or any conveyance of all or substantially all of the assets of the Company, (v) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up of the Company.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. At the election of the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

IPO Underwriter Warrant

In connection with our initial public offering in December 2016, we issued warrants to purchase 187,500 shares of our common stock to Roth Capital Partners LLC.

Duration and Exercise Price. The warrants have an exercise price of $9.60 per share. The warrant was fully vested and exercisable on the date of grant and will expire in December 2021, on the fifth anniversary of the original issuance date.

Adjustment. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to adjustment as follows: (a) as the Companys board of directors deems appropriate, or (b) upon a stock dividend, stock split, reorganization, subdivision or combination of shares of common stock.

Rights upon Distribution of Assets. In the event that the Company declares or makes any dividend or other distribution of its assets to holders of its common stock, the warrant holder will be entitled to participate in such distribution to the same extent that such holder would have participated therein if the holder had held the number of shares of common stock acquirable upon exercise of the warrant.

Fundamental Transaction. In the event of a Fundamental Transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. The Company may not enter into a Fundamental Transaction unless the successor entity assumes all obligations of the Company under the warrant pursuant to an agreement in form and substance reasonably satisfactory to the holder.

Purchase Right. Any time that the Company grants, issues, or sells any securities pro rata to all of the record holders of the common stock (the Purchase Right), the holder of the warrant will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of the warrant.

Transferability. Subject to applicable laws and restrictions on transfer, the warrant may be transferred at the option of the holder. The warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If, at the time a holder exercises its warrant, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrant.

Limitations on Exercise. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holders warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will round up to the next whole share.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holders ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holder.

For additional information about outstanding warrants, please read Item 1. Financial Statements Notes to Condensed Financial Statements Note 10. Common Stock Warrants and Common Stock Warrant Liability in our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of common stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our amended and restated certificate of incorporation.

Our board of directors is divided into three classes with staggered three-year terms. These provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;

●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person who, together with the persons affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee to the Company or the Companys stockholders; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action or proceeding asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Listing of our Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol SNES.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc. The transfer agent and registrars address is 512 SE Salmon Street, Portland, Oregon 97214.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, or between us and the holder. If we elect to use a warrant agent, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial holders of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants under this prospectus. Each prospectus supplement will describe:

●	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

●	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

●	the period during which you may exercise the warrants;

●	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

●	the amount of warrants or rights outstanding;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Except for certain participation rights as set forth in the warrants, prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

●	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants for the purchase of preferred stock or common stock, the right to vote on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities and may be secured or unsecured obligations. We may also issue convertible debt securities. Senior debt securities will be issued under a Senior Indenture and subordinated debt securities will be issued under a Subordinated Indenture, each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the Indentures.

The Indentures or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable Indenture of various terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of SenesTech. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiarys assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any diminution in the value of the shares of any subsidiaries would adversely affect our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiarys creditors might make it impossible for the subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the series of the offered debt securities;

●	the price or prices at which the offered debt securities will be issued;

●	any limit on the aggregate principal amount of the offered debt securities;

●	the date or dates on which the principal of the offered debt securities will be payable;

●	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

●	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

●	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

●	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

●	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

●	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

●	the denominations in which the offered debt securities will be issued;

●	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

●	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

●	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

●	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

●	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

●	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

●	whether the offered debt securities will be senior or subordinated debt securities;

●	whether the offered debt securities will be secured or unsecured, and the terms of any secured debt;

●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

●	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of debt securities, common shares, preferred shares, warrants or other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit will be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

●	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

●	the price or prices at which such units will be issued and the currency in which such price or prices are payable;

●	whether the units are to be sold separately or with other securities;

●	whether the units will be issued in definitive or global form or in any combination of these forms;

●	any applicable material non-U.S. and U.S. federal income tax consequences;

●	the identity of the unit agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

●	the designation and terms of any equity securities or warrants included in the units;

●	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

●	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting underwriter compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Capital Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange. This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements at December 31, 2017 and 2016, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference certain information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing Americas Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 22, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 15, 2018, as amended by our Quarterly Report on Form 10-Q/A, filed with the SEC on May 22, 2018;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 14, 2018;

●	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018, that are incorporated by reference into our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2017;

●	Our Current Reports on Form 8-K filed with the SEC on June 15, 2018 and June 20, 2018; and

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004 Attn: Secretary (928) 779-4143

We also maintain a website at www.SenesTech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

Shares of Common Stock

H.C. Wainwright & Co.

July           , 2019